Exhibit 1.1

Execution Version

CORNING INCORPORATED

Common Stock ($0.50 par value per share)

Having an Aggregate Offering Price of up to

$2,000,000,000

Equity Distribution Agreement

September 11, 2026

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC (“Goldman”) (the “Manager”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, $0.50 par value per share (the “Common Stock”) having an aggregate offering price of up to $2,000,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Manager as the exclusive agent of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Form S-3. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement (File Number 333-295316) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, automatically became effective when filed on April 24, 2026, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus will contain all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Manager relating to the Manager expressly for use therein.

(b) Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Ineligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(g) Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus.

(h) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i) Regulation M. The Common Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j) Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

(k) Offering Materials. The Company has not distributed and will not distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Manager and identified in Schedule I hereto.

(l) No Material Adverse Change in Business. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Prospectus; and since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(m) Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus.

(n) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock (except for shares previously canceled) of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(o) Due Authorization of the Shares. The Shares have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Registration Statement, the Disclosure Package and the Prospectus.

(p) No Preemptive or Registration Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Company or any of its subsidiaries or (ii) outstanding options or warrants to purchase any securities of the Company or any of its subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, except such rights as have been waived or satisfied.

(q) No Conflict or Violation. The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Manager.

(r) Absence of Violations, Defaults and Conflicts. None of the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound, excepting violations or defaults which do not have, or are reasonably likely not to have a material adverse effect on the business, financial condition or results of the Company and its subsidiaries taken as a whole.

(s) Due Authorization. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement (including but not limited to the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

(t) Summaries of Law and Documents. The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Common Stock” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(u) NYSE Listing. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on NYSE, nor has the Company received any written notification that the Commission or NYSE is contemplating terminating such registration or listing.

(v) Absence of Proceedings. Other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or are reasonably likely to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(x) OFAC. None of the Company or its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees or authorized agents that will act in any capacity in connection with or directly benefit from the offering, issue or sale of the Shares or the transactions contemplated by the Shares or this Agreement is (i) in violation of any Anti-Corruption Laws except as could not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) a Sanctioned Person or (iii) operating, organized or ordinarily resident in a Sanctioned Country, except in the case of (ii) or (iii) to the extent licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or otherwise permissible under U.S. law. No offering, issue or sale of any Shares pursuant to this Agreement has been, is or will be made with the intent of using the proceeds thereof in a manner that would violate applicable Anti-Corruption Laws or Sanctions. The Company will not directly or, to its knowledge, indirectly use the proceeds of the offering of any Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities or business (i) in violation of any Anti-Corruption Laws, (ii) of or with any Sanctioned Person or (iii) in, or with the government of, any Sanctioned Country, except in the case of (ii) or (iii) to the extent licensed by OFAC or otherwise permissible under U.S. law. For purposes of this Section

2(x): “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and substantively similar anti-corruption laws and regulations of any country in which the Company or any of its subsidiaries operates. “Sanctions” means economic or financial sanctions administered or enforced by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union or His Majesty’s Treasury of the United Kingdom. “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions by the United States (on the date of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and, until July 1, 2025, Syria). “Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State, or any similar Sanctions list issued by His Majesty’s Treasury of the United Kingdom or European Union Sanctions authority, (b) any person operating, organized or ordinarily resident in a Sanctioned Country or (c) any person 50% or more owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

(y) Stabilization. Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act.

(z) XBRL. The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Manager or to counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or such subsidiary of the Company, as applicable, to the Manager as to the matters set forth therein.

The Company acknowledges that the Manager and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Manager, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager as the Designated Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a) The Company may submit to the Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and the Designated Manager. As used herein, “Trading Day” shall mean any trading day on the NYSE. Subject to the terms and conditions hereof, the Manager, at any time it is the Designated Manager, shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager will be successful in selling the Shares, (ii) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company. The Designated Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(b) The Company shall not authorize the issuance and sale of, and the Designated Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Designated Manager in writing. In addition, the Company or the Designated Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Designated Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(c) The compensation to the Designated Manager for sales of the Shares with respect to which the Designated Manager acts as sales agent hereunder shall be equal to 1.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement as mutually agreed to in writing by the Designated Manager and the Company. The foregoing rate of compensation shall not apply when the Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of Shares shall be paid by the Company to the Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(d) Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Manager for settlement on such date shall be issued and delivered by the Company to the Designated Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to the Designated Manager’s or its designee’s account (provided the Designated Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(e) If acting as sales agent hereunder, the Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to the Designated Manager with respect to such sales.

(f) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Designated Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by the Designated Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(g) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Designated Manager, the Company shall not request the sale of any Shares that would be sold, and the Designated Manager shall not be obligated to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of any Shares by any of its officers or directors, (ii) any time during the period commencing on the tenth business day prior to the time Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information related to the Company or the Common Stock.

(h) If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to the Manager acting as principal (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which the Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such

Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(i) Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(j) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Manager in writing.

4. Agreements. The Company agrees with the Manager that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Company has furnished to the Manager a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and the Prospectus, in each case, only to the extent that the filing of such report or other information would trigger a Representation Date (as defined below)) for its review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Manager prior to filing), and (ii) except for reports or other information required to be filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has prepared the Prospectus, in a form approved by the Manager, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b)

promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Manager of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Manager (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus and any supplement thereto (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act or (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain at the earliest possible moment the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and, to the extent applicable, using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d) As soon as practicable, the Company will make generally available (which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)) to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will deliver to the Manager and counsel for the Manager, without charge, as the Manager or counsel for the Manager may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will deliver to the Manager and counsel for the Manager, without charge, for so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Designated Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, prior to requesting the sale of any Shares hereunder and at any time during which it has requested the sale of Shares hereunder, advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (if requested by the Manager) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or 10-K/A or quarterly report on Form 10-Q or 10-Q/A, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by the Manager), the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Manager are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time when no Company order submitted to the Manager hereunder to sell Shares is pending or a suspension of sales hereunder is in effect, which waiver shall continue until the earlier to occur of the date the Company provides the Manager with a certificate in conformity with this Section 4(k) (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company decides to sell Shares following a Representation Date when the Company relied upon the foregoing waiver and therefore did not provide the Manager with a certificate under this Section 4(k), then before the Company submits an order for the sale of Shares, the Company shall provide the Manager with a certificate in conformity with this Section 4(k) dated as of the date that the order for the sale of Shares is submitted to the Manager hereunder, provided that for the avoidance of doubt, such date the certificate is delivered pursuant to the foregoing sentence shall also be a Representation Date.

(l) At each Representation Date with respect to which the Company is obligated to deliver a certificate to the Manager pursuant to Section 4(k) for which no waiver is applicable, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager (i) the written opinion of the Secretary of the Company (“Internal Company Counsel”), or other counsel reasonably satisfactory to the Manager, and (ii) the written opinion, pertaining to certain tax matters, of Latham & Watkins LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, each dated and delivered on such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the respective opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such respective opinions.

(m) At each Representation Date with respect to which the Company is obligated to deliver a certificate to the Manager pursuant to Section 4(k) for which no waiver is applicable, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Manager, shall deliver a written opinion and disclosure letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions and disclosure letter referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date with respect to which the Company is obligated to deliver a certificate to the Manager pursuant to Section 4(k) for which no waiver is applicable, the Company shall cause PricewaterhouseCoopers LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(o) At each Representation Date with respect to which the Company is obligated to deliver a certificate to the Manager pursuant to Section 4(k) for which no waiver is applicable, and at such other times as may be reasonably requested by the Manager, provided that the independent accountants for the Company shall only be required to participate in a diligence session in connection with a Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management of the Company and, if applicable, the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Manager may reasonably request.

(p) At each Representation Date with respect to which the Company is obligated to deliver a certificate to the Manager pursuant to Section 4(k), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate of the Company, signed by the Corporate Controller of the Company (or other senior individual of the Company familiar with such certain financial data), dated and delivered on such Representation Date in form and substance reasonably satisfactory to the Manager, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(q) Nothing in this Agreement shall restrict the Manager from trading, and the Company acknowledges that the Manager may trade in the Common Stock for its own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(s) If, to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Designated Manager the right to refuse to purchase and pay for such Shares.

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NYSE and to maintain such listing.

(v) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(w) The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, and the reasonable fees and expenses of the Manager’s counsel (which shall be one outside counsel for the Manager unless otherwise agreed by the Company), (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the

Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Manager, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Manager of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the NYSE, (viii) all fees and expenses of the registrar and transfer agent of the Common Stock, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5; provided, however, that the amount payable by the Company pursuant to this Section 5 with respect to the reasonable fees and expenses of Manager’s counsel shall not exceed (A) $175,000 arising out of the execution of this Agreement and the filing of the Registration Statement and the Prospectus and (B) in the amount not to exceed $25,000 per each quarter thereafter (solely for any quarter that includes a Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable). Except as provided in this Section 5 and in Section 7 hereof, the Manager shall pay its own expenses.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(r) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened by the Commission.

(b) The Company shall have requested and caused Internal Company Counsel and Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, their respective opinions, each in the form and substance reasonably satisfactory to the Manager.

(c) The Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Manager, on every date specified in Section 4(m) of this Agreement, such opinion or opinions and disclosure letter or letters, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by two officers of the Company (such as the Secretary and the Treasurer), dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii) since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no event or condition of a type described in Section 2(l) hereof (a “Material Adverse Change”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii) the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv) the Company and its subsidiaries have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(e) The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Corporate Controller of the Company (or other senior individual of the Company familiar with such certain financial data), dated as of such date, with respect to certain financial data contained in the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Manager.

(f) The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(n) hereof to the extent financial information audited or reviewed by such firms is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration

Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager such further information, certificates and documents as the Designated Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Manager, by email or delivery to their office at One Manhattan West, New York, New York 10001, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of the Manager, any broker-dealer affiliate of the Manager through which Shares are sold, and each person who controls the Manager within the meaning of either the Act or the Exchange Act and against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company may otherwise have.

(b) The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Manager or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Manager may otherwise have. The Company acknowledges that with respect to the Manager, (i) the name of the Manager and (ii) the twelfth paragraph under “Plan of Distribution” constitute the only information furnished in writing by or on behalf of the Manager for inclusion in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Manager in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable and documented fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Manager shall be deemed to be equal to the total compensation received by the Manager under Section 3(c) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable and documented out-of-pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of the discounts and commissions received by the Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement in the specific transaction or transactions giving rise to the contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of the Manager, each person, if any, who controls the Manager within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of the Manager through which Shares are sold shall have the same rights to contribution as the Manager, and each director of the Company or each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect with respect to the Manager and the Company, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(d) of this Agreement.

(e) In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Manager there shall have occurred any Material Adverse Change or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the officers of the Company and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

If sent to Goldman, will be mailed, emailed, delivered or telefaxed to:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Facsimile: (212) 902-9316

Attention: Registration Department

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Email: Ryan.Dzierniejko@skadden.com

Attention: Ryan Dzierniejko

If sent to the Company, will be mailed, emailed, delivered or telefaxed to:

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Attention: Secretary

Email: notices@corning.com

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C., 20004

Attention: Julia A. Thompson; R. Charles Cassidy, III

Email: Julia.Thompson@lw.com; Charles.Cassidy@lw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager is a Covered Entity or a BHC Act Affiliate of the Manager and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Manager” shall mean, as of any given time, the Manager, if designated by the Company as sales agent to sell Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(r) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

Very truly yours,

CORNING INCORPORATED

By:	/s/ Stephen C. Propper
Name:	Stephen C. Propper
Title:	Vice President and Treasurer

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

CONFIRMED AND ACCEPTED, as of the date first written above:

Goldman Sachs & Co. LLC

By:	/s/ Dan Parisi
Name:	Dan Parisi
Title:	Managing Director, ECM

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule I

[Form of Terms Agreement]	ANNEX I

CORNING INCORPORATED

Common Stock ($0.50 par value per share)

TERMS AGREEMENT

____________, 2026

[name/address of designated manager]

Dear Sirs:

Corning Incorporated, a New York corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 11, 2026 (the “Equity Distribution Agreement”), between the Company and Goldman Sachs & Co. LLC, to issue and sell to Goldman Sachs & Co. LLC, the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty

Exhibit A-1

as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

CORNING INCORPORATED

By:
Name:
Title:

ACCEPTED as of the date first written above.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Exhibit A-2

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Goldman Sachs & Co. LLC]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

Exhibit A-3